As filed with the Securities and Exchange Commission on May 15, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	93-0945232
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(Address of principal executive offices)

RadiSys Corporation 1996 Employee Stock Purchase Plan
(Full title of the plan)
Brian J. Bronson
Chief Financial Officer
RadiSys Corporation
5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(503) 615-1100
(Name, address and telephone number, including area code, of agent for service)
With a copy to:
Amar Budarapu
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered	Registered (1)	Share (2)	Price	Fee
Common Stock, no par value	500,000	$14.26	$7,130,000	$218.89

(1)	Shares of common stock of RadiSys Corporation, no par value per share (the “Common Stock”), being registered hereby relate to the RadiSys Corporation 1996 Employee Stock Purchase Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the RadiSys Corporation 1996 Employee Stock Purchase Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) promulgated under the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of RadiSys Corporation Common Stock on May 14, 2007, as reported on the Nasdaq Global Select Market.

EXPLANATORY STATEMENT
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

EXPLANATORY STATEMENT
     This Registration Statement is filed pursuant to General Instruction E to Form S-8 by RadiSys Corporation, an Oregon corporation, in order to register 500,000 shares of Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-00514) filed with the Securities and Exchange Commission (the “Commission”) on January 18, 1996, on a Registration Statement on Form S-8 (File No. 333-80089) filed with the Commission on June 4, 1999, on a Registration Statement on Form S-8 (File No. 333-38988) filed with the Commission on June 9, 2000, on a Registration Statement on Form S-8 (File No. 333-68362) filed with the Commission on August 24, 2001, on a Registration Statement on Form S-8 (File No. 333-106670) filed with the Commission on June 30, 2003, on a Registration Statement on Form S-8 (File No. 333-116570) filed with the Commission on June 17, 2004, on a Registration Statement on Form S-8 (File No. 333-126189) filed with the Commission on June 28, 2005 for issuance pursuant to the RadiSys Corporation 1996 Employee Stock Purchase Plan. The contents of the Registration Statements on Form S-8 (File Nos. 333-00514, 333-80089, 333-38988, 333-68362, 333-106670, 333-116570 and 333-126189) previously filed with the Commission on January 18, 1996, June 4, 1999, June 9, 2000, August 24, 2001, June 30, 2003, June 17, 2004 and June 28, 2005, respectively, are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
Number
5.1	Opinion of Stoel Rives LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Stoel Rives LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney (included in the signature page to this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 15th day of May, 2007.

RADISYS CORPORATION
By:	/s/ Scott C. Grout
Scott C. Grout, President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of RadiSys Corporation hereby severally and individually constitute and appoint Scott C. Grout and Brian J. Bronson, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Scott C. Grout Scott C. Grout	President, Chief Executive Officer and Director (Principal executive officer)	May 15, 2007

/s/ Brian J. Bronson Brian J. Bronson	Chief Financial Officer (Principal financial and accounting officer)	May 15, 2007

/s/ C. Scott Gibson C. Scott Gibson	Chairman of the Board and Director	May 15, 2007

/s/ Ken J. Bradley	Director	May 15, 2007
Ken J. Bradley

/s/ Richard J. Faubert	Director	May 15, 2007
Richard J. Faubert

/s/ Dr. William W. Lattin	Director	May 15, 2007
Dr. William W. Lattin

/s/ Kevin C. Melia	Director	May 15, 2007
Kevin C. Melia

/s/ Carl Neun	Director	May 15, 2007
Carl Neun

/s/ Lorene K. Steffes	Director	May 15, 2007
Lorene K. Steffes

EXHIBIT INDEX

Exhibit
Number
5.1	Opinion of Stoel Rives LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Stoel Rives LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney (included in the signature page to this Registration Statement).